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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SUBSIDIARIES (1)                                         SUBSIDIARY JURISDICTION
----------------                                         -----------------------
Brightpoint Latin America, Inc.                          Indiana
Brightpoint de Venezuela, C.A.                           Venezuela
Brightpoint do Brasil Ltda.                              Brazil
Brightpoint International Ltd                            Delaware
Brightpoint EMA Limited United                           Kingdom
Brightpoint (UK) Limited United                          Kingdom
Brightpoint (South Africa) (Proprietary) Limited         South Africa
Brightpoint Sweden AB                                    Sweden
Brightpoint Middle East FZE                              U.A.E.
Brightpoint (Ireland) Limited                            Ireland
Brightpoint (Private) Limited                            Sri Lanka
Brightpoint Philippines, Inc.                            Philippines
Brightpoint Australasia Pty. Limited                     Australia
Brightpoint International (Asia Pacific) Pte. Ltd.       Singapore
Brightpoint International Trading (Guangzhou) Co. Ltd.   China
Brightpoint Australia Pty Ltd                            Australia
Brightpoint China Limited                                Hong Kong
Brightpoint FSC, Inc.                                    Barbados
Brightpoint Global Access, Inc.                          Indiana
Brightpoint Holdings Belgium                             Belgium
Brightpoint India Private Limited                        India
Eurocom Systems, S.A.                                    France
Brightpoint North America, Inc.                          Indiana
Brightpoint JBA, LLC                                     Indiana
Wireless Fulfillment Services LLC                        California
Brightpoint International Holdings B.V.                  Netherlands
Brightpoint de Mexico, S.A. de C.V.                      Mexico
Servicios Brightpoint de Mexico, S.A. de C.V.            Mexico
Brightpoint Solutions de Mexico, S.A. de C.V.            Mexico
Brightpoint Holdings B.V.                                Netherlands
Brightpoint France (SARL)                                France
Brightpoint Germany GmbH                                 Germany
Brightpoint B.V.                                         Netherlands
Fono Distribution Services Limited Liability Company     U.A.E.
Brightpoint Netherlands Holdings B.V.                    Netherlands
Brightpoint International Trading (Shanghai) Co. Ltd.    China
Brightpoint New Zealand Limited                          New Zealand
Brightpoint GmbH                                         Germany


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SUBSIDIARIES (1)                                         SUBSIDIARY JURISDICTION
----------------                                         -----------------------
Axess Communications Sp. z o. o.                         Poland
Winning Land Company Limited                             British Virgin Islands
Brightpoint Taiwan Limited                               British Virgin Islands
Brightpoint Zimbabwe (Private)                           Limited Zimbabwe
Brightpoint de Colombia, Inc.                            Indiana
Brightpoint Puerto Rico, Inc.                            Indiana
Wireless Fulfillment Services Holdings, Inc.             Delaware
Brightpoint (PRC) Limited                                Hong Kong
Sunrise International Limited                            Cayman Islands
Brightpoint North America L.P.                           Delaware
Brightpoint EMA B.V.                                     Netherlands
Brightpoint Jordan Ltd.                                  Jordan
Advanced Portable Technologies Pty Ltd                   Australia
Autocom SARL                                             France
Brightpoint Worldwide Trading (Shanghai) Co., Ltd.       China
Brightpoint Jamaica Limited                              Jamaica

(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.